PRESS RELEASE	FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC. ®	OCTOBER 3, 2013
1450 BROADWAY, 24TH FLOOR
NEW YORK, NY 10018	CONTACT: DOUGLAS W. JAMISON
TEL. NO. (212) 582-0900

Harris & Harris Group Notes Expansion of Cambrios' Joint Venture

With TPK and Nissha

Harris & Harris Group, Inc. (NASDAQ: TINY), an early-stage, active investor in transformative companies, notes the announcement by Cambrios Technologies Corporation of the expansion of its existing joint venture with TPK, the world’s largest touch solution provider, to also include NISSHA, a leader in film-based touch sensors, to develop and manufacture ClearOhm® film for today’s advanced touchscreens. This collaborative venture, TPK Film Solutions, Ltd. (TPKF), will produce ClearOhm silver nanowire-based film in a roll-to-roll process allowing original equipment manufacturers (OEMs) to bring to market cutting-edge touchscreens for new products and applications worldwide. Mass production is expected in the fourth quarter of 2014.

Featuring single crystals of silver nanowires, ClearOhm material enables rapid time-to-market and competitive price points for OEMs and their respective consumer electronic devices. This venture brings more than 90 years of combined expertise around silver nanowires (AgNW), roll-to-roll coating and mass production of touchscreen products and applications. Cambrios successfully has launched its silver nanowire products into consumer and industrial applications including All-In-One computers, computer monitors, tablets, smartphones, industrial kiosks, etc., with some of the best known brands worldwide. With this announcement, Cambrios continues to strengthen its global reach through an established state-of-the-art, reliable supply chain for touch sensor and display manufacturers.

This announcement follows the announcement by Cambrios that consumer electronics giant, Lenovo, has selected Cambrios' ClearOhm technology for its 20-inch class All-in-One computer, the Lenovo Flex 20.

"This is yet another example in our maturing portfolio of the accelerating pace we are witnessing in the growth, expansion and successful commercialization of transformative products, said Doug Jamison, CEO of Harris & Harris Group.    "We look forward to Cambrios' continuing commercialization success, and we are privileged to have been early investors and partners as the company progressed from technology development to successful commercialization and company growth." The press releases can be viewed at http://www.hispanicbusiness.com/2013/10/3/cambrios_announces_expansion_of_joint_venture.htm and http://www.azonano.com/news.aspx?newsID=28414.

Harris & Harris Group is an investor in privately held Cambrios Technologies Corporation.

Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com and on Facebook at www.facebook.com/harrisharrisvc.

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including, but not limited to, the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The references to the websites www.HHVC.com, www.Facebook.com, www.hispanicbusiness.com and www.azonano.com have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Harris & Harris Group is not responsible for the contents of third party websites.